Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 20, 2010 on the financial statements of IceWeb, Inc. for the years ended September 30, 2010 and 2009, included herein in Amendment No. 6 to the Registration Statement of IceWeb, Inc. on Form S-1, SEC File No. 333-167501, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Co., LLP Certified Public Accountants

Boca Raton, Florida
January 26, 2011